Exhibit 99




                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Western Ohio Financial Corporation

We have audited the accompanying consolidated statements of financial condition of Western Ohio Financial Corporation and its wholly-owned subsidiaries, West Central Mortgage Services, Inc. and Cornerstone Bank (formerly Springfield Federal Savings Bank, Mayflower Federal Savings Bank and Seven Hill Savings Association) and Cornerstone's subsidiary, West Central Financial Services, Inc., as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Western Ohio Financial Corporation and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                            /s/ Clark, Schaefer, Hackett & Co.
                                            -----------------------------------
                                            Clark, Schaefer, Hackett & Co.

January 23, 1998
Springfield, Ohio